                                                                    Exhibit 10.6

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT ("Agreement") is made and entered into as of the 1st day of
                      ---------
December 2000, between Solitron Devices, Inc., a Delaware corporation

("Employer") or ("Company"), and Shevach Saraf ("Employee").
  --------        -------                        --------

     WHEREAS, Employer and Employee are parties to that certain Employment Agreement dated as of February 3, 1993 (the "Original Employment Agreement");
                                             -------- ---------- ---------
and

     WHEREAS, Employer desires to continue to employ the services of the Employee as Chairman of the Board of Directors, President and Chief Executive Officer and Employee desires to serve in such capacities for the period and upon the terms and conditions hereinafter set forth; and

     WHEREAS, Employer and Employee wish to amend and restate the Original Employment Agreement in its entirety as set forth herein.

     NOW, THEREFORE, in consideration of the covenants, conditions, undertakings and promises contained herein, the sufficiency of which is fully acknowledged, Employer and Employee agree as follows:

                                   ARTICLE I

     1.1  Employment
          ----------

     Employer hereby employs Employee as President and Chief Executive Officer. Employee agrees to take any such additional position or office requested by Employer's Board of Directors (the "Board of Directors" or "Board"), but shall
                                    ----- -- ---------      -----
not be required to relinquish the titles and responsibilities of President or Chief Executive Officer. Employee shall perform, to the best of his ability, all duties reasonably assigned to Employee by the Board of Directors and shall diligently carry out the policies and directives of the Board of Directors.

     1.2  Authority
          ---------

     Employee shall have all the usual and necessary authority, duties and responsibilities of a President or Chief Executive Officer in the operation of Employer's business. Employee represents and warrants that he is not restricted in any way from entering into or performing this Agreement.

     1.3  Board Membership
          ----------------

     For as long as Employee is employed by Employer, Employer will use its best efforts to cause the Board of Directors to nominate Employee for election as a management nominee of Employer's Board of Directors, to cause Employee to be a member of any executive or management committee of the Board of Directors and to be elected as the Chairman of the Board of Directors.

     1.4  Performance
          -----------

     Subject to the provisions of Sections 1.2 and 1.5, Employee agrees to devote substantially all of his time, effort, attention, energies and abilities to the performance of his duties as President and Chief Executive Officer and the performance of such other duties as Employer's Board of Directors may assign to him.

     1.5  Outside Activities
          ------------------

     Employer agrees that Employee has various investments and business interests which he may pursue if such pursuits do not materially interfere with his duties hereunder. Further, provided such activities are not in conflict with Employer's interests or in competition with Employer (as defined in Section 5.1B), Employer's trade secrets are not jeopardized in any manner, and the time and energy Employee devotes to such activities do not impair his ability to act satisfactorily as Employer's, President and Chief Executive Officer, Employee shall be permitted to act in such other capacities outside his employment with Employer as may be agreed from time to time between the Board of Directors and Employee.

     1.6  Maintenance of Records
          ----------------------

     As long as Employee is employed by Employer, Employee shall maintain proper files and records relating to work performed by him in accordance with standard procedures of Employer or as otherwise reasonably specified by Employer from time to time. All such files and records are to be kept in Employer's custody and subject to its control and are to be the exclusive property of Employer. Upon termination of Employee's employment with Employer or any affiliate thereof, Employee shall deliver to Employer all files and records of any nature which are in Employee's possession or control of which relate in any manner to his employment or to the activities of Employer or any affiliate thereof.

                                   ARTICLE 2

                              TERM AND EXTENSION
                              ------------------

     2.1  Term
          ----

     Employer hereby agrees to employ Employee, and Employee hereby accepts such employment as the Employer's, President and Chief Executive Officer, such employment to be for a five-year term commencing on the date hereof ("Initial
                                                                      -------
Term").
----

     2.2  Option to Extend
          ----------------

     The Initial Term of this Agreement shall automatically be extended for additional one year periods unless Employer or Employee gives written notice of termination to the other party at least 180 days prior to the scheduled expiration of the Initial Term or any extension thereof (the Initial Term, together with any extension thereof, being collectively referred to as the "Term").
 ----

                                   ARTICLE 3

                                 COMPENSATION
                                 ------------

     3.1  Salary and Incentive Compensation
          ---------------------------------

     For all services to be rendered by Employee under this Agreement, including services as an officer, director and member of any committee, and such other duties as the Board of Directors may assign to him, Employer agrees to compensate Employee, payable at such times as is customary for employees of the Company, as follows:

          A. Base Salary. During the Term of this Agreement, Employee shall be paid the sum of Two Hundred Forty Thousand Dollars ($240,000) annually ("Base
                                                                         ----
Salary").  On each anniversary of the date hereof during the Term of this
------
Agreement, Employee shall be entitled to an annual salary review of Employee's Base Salary and such Base Salary shall be increased, but not decreased, at the discretion of the Board of Directors of Employer. Notwithstanding the foregoing, beginning on the first anniversary hereof and continuing on each successive anniversary date through the Term, Employee shall be paid a minimum salary increase equal to the greater of (i) the percentage increase in the national Consumer Price Index as issued, from time to time, by the United States Bureau of Labor Statistics (the "CPI") for the prior twelve (12) month period or
                                 ---
(ii) the amount of any discretionary increase determined by the Board of Directors.

          B. Bonus. For each fiscal year during the Term of this Agreement beginning with the fiscal year commencing on March 1, 2001, Employee shall be entitled to a bonus ("Bonus") equal to fifteen percent (15%) of Pre-Tax Income
                      -----
in excess of Two Hundred Fifty Thousand ($250,000) Dollars. For purposes of this Agreement, "Pre-Tax Income" shall mean net income before taxes, excluding
                 --------------
(i) all extraordinary gains or losses, (ii) gains resulting from debt forgiveness associated with the buyout of unsecured creditors and (iii) any Bonus paid to Employee. Each Bonus shall be paid within ninety (90) days after the end of such fiscal year. The determination of "Pre-Tax Income" shall be
                                                    --------------
made by Employer's regularly retained independent auditors after consultation with the Compensation Committee, which determination shall be final and conclusive on the parties hereto.

     3.2  Expenses
          --------

     In addition to salary, Employer shall reimburse Employee for all reasonable and necessary business expenses actually incurred by him in the performance of his duties, including, without limitation, expenses for travel, meals, entertainment and other miscellaneous business expenses in accordance with Employer's policies at the time. Employee shall submit to Employer written, itemized expense accounts and such additional substantiation and justification as Employer may reasonably request.

     3.3  Stock Options
          -------------

          A. Initial Grant. Upon execution of this Agreement, Employer shall grant to Employee tax qualified incentive stock options (the "Initial Stock
                                                              -------------
Options") to purchase ten percent (10%) of the outstanding shares of the
-------
Company's common stock, par value $.01 ("Common Stock"), calculated on a fully
                                         ------------
diluted basis, at an exercise price per share equal the closing ask price of the Company's Common Stock on the Nasdaq Over-The-Counter Bulletin Board (the "OTCBB") on the date of the grant (or such other price as required to maintain
 -----
such stock options' tax-qualified status). Fifty percent (50%) of the Initial Stock Options granted shall vest immediately upon grant. The remaining 50% of the Initial Stock Options will vest in equal amounts on each of the first five anniversaries of the date of grant.

          B.  No Effect on Prior Issued Options.  The Stock Options are in
              ---------------------------------
addition to, and not in lieu of or in substitution for, the stock options (the "1992 Options") granted to Employee pursuant to the Incentive Stock Option Plan Agreement under Solitron Devices, Inc. 1987 Stock Option Plan dated October 20, 1992 between the Company and Employee.

     3.4  Pro-Rata Vesting Upon Employee's Death
          --------------------------------------

     In the event of Employee's death prior to vesting of all Stock Options, such unvested Stock Options shall vest on the date of Employee's death in accordance with the Pro-Rata Formula. As used herein, the "Pro-Rata Formula"
                                                            ----------------
shall be the product of (a) the number of Stock Options which would have vested on the next anniversary date of the grant of the Stock Options times (b) a
                                                               -----
fraction, the numerator of which is the number of days from the immediately preceding anniversary date of the grant of the Stock Options (or from the grant date, if no such anniversary has occurred) until the date of Employee's death, and the denominator of which is 365. This product shall be rounded to the nearest whole share. In lieu of vesting Stock Options in accordance with the Pro-Rata Formula upon Employee's death, the Company has the right, but not the obligation, to pay, within 30 days of Employee's death, to Employee's estate the difference between the fair market value of the shares underlying such Stock Options (determined by reference to the closing ask price of the Company's Common Stock on the OTCBB (or any other bulletin board or stock exchange upon which the Company's Common Stock then trades) on the date of Employee's death) and the exercise price of such Stock Options.

                                   ARTICLE 4

                               EMPLOYEE BENEFITS
                               -----------------

     4.1  Vacation
          --------

     Employee shall be entitled to such paid vacation as may be allowed by Employer for its executives in accordance with customary practices but in no event less than four (4) weeks per year. No accrued but unpaid vacation time shall be carried over for in excess of two (2) years after such vacation time accrued.

     4.2  Retirement Plan
          ---------------

     Employee is entitled to participate in any retirement plan maintained by Employer for its employees (including without limitation pension, annuity, profit-sharing and deferred compensation plans), on terms no less favorable than those extended to any other senior executive of Employer.

     4.3  Automobile
          ----------

     To fulfill his duties hereunder, Employee will need an automobile.
Employer will provide a monthly car allowance to Employee of $750, although when practical and in lieu of payment of such car allowance, Employer may lease or purchase a car for Employee and pay all expenses related thereto including gas, maintenance, insurance and taxes.

     4.4  Club Membership
          ---------------

     Employer shall pay for membership in one club of Employee's choice (not to exceed $500 per year).

     4.5  Other Benefit Plans
          -------------------

     Employee is entitled to participate in and receive benefits under any accident, disability, health and dental insurance, profit sharing, bonus, stock option and stock purchase plan, and other plans, programs and benefits maintained by Employer or its affiliates for its employees, on terms no less favorable than those extended to any other Employee of Employer.

                                   ARTICLE 5

                                 RESTRICTIONS
                                 ------------

     5.1  Non-Competition
          ---------------

          A. Subject to the exceptions set forth in Section 1.5, as long as Employee is employed under this Agreement, and for one year thereafter, Employee will not, directly or indirectly, in any capacity, without the prior written consent of the Board of Directors, participate, engage, or be interested in, whether as a director, officer, employee, advisor, consultant, stockholder, partner, joint venturer, owner or in any other capacity, engage in or render services to any entity engaged in, or have a financial interest in any entity engaged in, any line of business activity in competition with Employer.

          B.  For purposes of this Section, an entity is "in competition with
                                                          -- ----------- ----
Employer" if it produces, distributes or sells any product, or performs any
--------
service, which is directly competitive with the products of or services performed by Employer or any subsidiary or affiliate of Employer within the United States as of the date Employee's employment under this Agreement is terminated.

          C. Nothing contained in this Section shall preclude Employee from (a) purchasing or owning an equity interest, not in excess of 5%, in any entity which is in competition with Employer if the securities so purchased or owned are listed on any national stock exchange or are traded or quoted on the National Association of Securities Dealers Quotation System or (b) working for a company or entity which has a line of business activity in competition with the Employer so long as Employee is not employed by and does not provide any service, advice or consultation to such competitive line of business. In the event of a default in the Company's obligations hereunder or in the event of a termination without cause, this covenant not to compete shall be null and void.

     5.2  Confidentiality
          ---------------

     Except as may be required by law, Employee will not, while employed under this Agreement or thereafter, use directly or indirectly, for his own account or for the account of any person, or disclose to any person, Employer's proprietary information disclosed or entrusted to him or developed or generated by him in the performance of his duties hereunder, including but not limited to information relating to the Company's organizational structure, operations, business plans, technical projects, pricing data, production costs, research data or results, inventions, trade secrets, customer lists or other work product developed by or for Employer, whether on the premises of Employer or elsewhere.

     The provisions of this Section shall not apply to any proprietary, confidential or secret information which is, at the commencement of the Term of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to Employee by a third party without restrictions as to disclosure.

     Employee acknowledges that the restrictions contained in this Section 5 are reasonable in view of the nature of the business in which Employer is engaged and his knowledge of the business.

                                   ARTICLE 6

                               DEATH; DISABILITY
                               -----------------

     6.1  Death
          -----

     If Employee dies during the Term of this Agreement, this Agreement shall terminate immediately. As soon as practicable after Employee's death, Employer will pay the following amounts to Employee's estate:

          A. his Base Salary under Section 3.1A through the last day of the calendar month in which he dies;

          B. Employee's Bonus under Section 3.1B for the prior year which has been earned but not paid;

          C. Employee's Bonus under Section 3.1B for the then current year of employment prorated for the actual number of days of such year Employee was employed hereunder during such year (which shall be calculated by assuming that the Bonus for such year would be equal to the Bonus for the previous year plus an amount equal to the percentage increase in the CPI for the prior twelve month period); and

          D. a death benefit in an amount equal to three (3) times Employee's then current Base Salary (including any amount deferred under any deferred compensation plan) plus an amount equal to the most recent Bonus awarded to Employee under Section 3.1B, to the extent funded by life insurance policies as provided in Section 6.3 hereof.

     6.2  Disability
          ----------

          A. If Employee fails to perform his duties under this Agreement due to Disability (as defined in Section 6.2C.) for a consecutive period of more than six (6) months, Employer may terminate this Agreement upon thirty (30) days written notice to him. Employee shall continue to receive compensation hereunder until the end of the thirty (30) day notice period. Subject to the provisions of Section 6.3A, Employer shall procure and maintain for Employee a disability policy providing Employee payments in the event of a Disability, such policy shall be in amounts based upon Employee's compensation hereunder and from an insurance company reasonably acceptable to Employee.

          B. If Employer gives notice of termination under this Article and, before the termination date stated in the notice, Employee's Disability ceases and he resumes performance of his duties under this Agreement, the notice of termination shall be void and of no effect, as though such notice had not been given.

          C.  The term "Disability" shall mean the inability to engage in any
                        ----------
substantial gainful activity with Employer by reason of any medically determinable physical or mental impairment for at least six consecutive months. The determination of whether Employee suffers from a Disability shall be made by the Board of Directors on the basis of written medical evidence satisfactory to it in its sole discretion. If Employee disagrees with the determination of the Board of Directors (whether as to Disability or to non-presence thereof), the question may be submitted to arbitration in the manner provided by Article 7 hereof, and this Agreement may not be terminated prior to completion of such arbitration.

     6.3  Insurance
          ---------

          A. Employer shall purchase and maintain term life and disability insurance policies providing benefits sufficient to cover any amounts payable to Employee pursuant to this Article 6 to the extent obtainable at commercially reasonable rates, as reasonably determined by the Board of Directors. It is acknowledged that all existing insurance policies presently maintained by Employer providing insurance for the benefit of Employee shall be deemed commercially reasonable for purposes hereof.

          B. Employer may, if it so chooses, apply for and procure in its own name, and for its own benefit, additional life insurance on Employee, and Employee shall have no right, title or interest therein.

          C. Employee agrees to submit to any medical or other examination, and to execute any application or other instrument reasonably necessary to obtain any policy of insurance under this Article 6.

                                   ARTICLE 7

                                  ARBITRATION
                                  -----------

     All controversies, claims, disputes and other matters in question between the parties arising out of, or relating to, this Agreement or the breach thereof shall be decided by arbitration before one arbitrator to be held in West Palm Beach, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the non-prevailing party the full cost of any arbitration proceeding to the prevailing party arising out of this Agreement regardless of the outcome, including costs, expenses and counsel's fees.

                                   ARTICLE 8

                                  TERMINATION
                                  -----------

     8.1  Termination by Employee for Cause
          ---------------------------------

     Employee may terminate this Agreement for Good Reason upon 30 days written notice to Employer setting forth with specificity the grounds for termination. As used herein, "Good Reason" shall mean (a) breach of any provision of this
                 ---- ------
Agreement by Employer including, without limitation, a reduction in Employee's duties or responsibilities, (b) the appointment of any other person as Chairman of the Board, President or Chief Executive Officer of Employer or the removal of Employee from that position, (c) the failure of the stockholders to elect Employee as a director of Employer or the removal of Employee from the Board of Directors, or (d) the relocation of the Company's business operations or principal office more than 30 miles from its present location. In the event of termination under this Section, Employer shall pay Employee his Base Salary and Bonus under Article 3 through the remainder of the Term of this Agreement. Employee shall have no obligation to mitigate his damages by finding alternative employment or otherwise, and the amounts due or paid hereunder shall not be set off against any income earned by Employee after termination pursuant to this
Section 8.1 if he secures alternative employment.


     8.2  Termination by Employer for Cause
          ---------------------------------

     Employer may terminate this Agreement for Cause upon written notice to Employee setting forth with specificity the grounds for termination. As used herein, "Cause" shall mean any willful (a) dissemination of genuine trade
         -----
secrets or other material confidences of Employer by Employee for the personal gain of the Employee, (b) dishonesty of Employee in the course of his employment which is punishable by criminal and civil law or is materially prejudicial to Employer, (c) deliberate activity of Employee which is materially prejudicial to the financial interests of Employer as reasonably determined by a majority of the Board of Directors of Employer, or any act, or failure to act, by Employee involving fraud, willful malfeasance or gross negligence in the performance of his duties hereunder as reasonably determined by a majority of the disinterested members of the Board of Directors of Employer, or (d) Disability of Employee as defined in Section 6.2C. An action or omission by Employee will be "willful" or "deliberate" if such action or omission was not in good faith and was without a reasonable belief that such action or omission was in the best interest of the Company. In the event of termination under this Section 8.2 (other than a termination for Disability), Employer shall pay to Employee his Base Salary under Section 3.1 through the date of termination stated in the notice, and Employee shall, if so requested by the Board of Directors, perform his duties under Article 1 through the date of termination stated in the notice. In the event of termination for Disability, Employee will receive, on termination, the amounts set forth in Section 6.2.

     8.3  Termination by Employer without Cause
          -------------------------------------

     In the event that Employer has terminated Employee's employment for any reason other than for Cause (as defined in Section 8.2) or upon Employee's death or disability, (as defined in Section 8.4), then (a) this Agreement shall nonetheless be deemed terminated, and Employer shall pay Employee upon any such termination a lump sum equal to the larger of Employee's Base Salary and Bonus for the remaining Term of the Agreement and Employee's Base Salary and Bonus for two (2) years, (b) Employee shall not be required to mitigate his damages by finding alternative employment or otherwise, and any income earned by him after such termination shall not be set off against amounts due hereunder, and (c) Employer will pay the premium for Employee's COBRA insurance benefits for Employee and his family for 18 months or provide equivalent coverage. The foregoing payments described in this Section 8.3 shall also be made in the event that Employee's employment with the Company is terminated following a Change of Control (as hereinafter defined) notwithstanding the reason for such termination. For purposes of this Section 8.3, the Bonus shall be determined by taking the average amount of Bonus actually paid to Employer in the two (2) fiscal years of Employment preceding the event requiring payment by Employer under this Section 8.3 (regardless of whether such Bonus was paid pursuant to this Agreement or any other agreement between Employer and Employee).

     As used herein, "Change in Control" of the Company shall mean:
                      -----------------

               (1) any "person" (other than Employee) as such term is used in
                        ------
     Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the

     "Exchange Act") (other than Employee or any group of which Employee is a
     -------------
     part, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in
                                              ----------------
     Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

               (2) at any time, Incumbent Directors cease, for any reason, to constitute at least a majority of the Board of Directors of the Company.
     As used herein, "Incumbent Directors" means (a) the individuals who
                      -------------------
     constitute the Board upon the execution of this Agreement and (b) any other director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then in office which two-thirds includes Employee;

               (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a
                                                              ----- ----
     merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided,
                                                                 --------
     however that no "Change of Control" shall be deemed to have occurred until the closing of any such transaction; and provided further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

               (4) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

               (5) the Company, in one or a series of transactions, sells all or substantially all of its assets

     8.5  Vesting of Stock Options Upon Termination
          -----------------------------------------

     All of Employee's Stock Options referred to in this Agreement, as well as any other stock options of the Company held by Employee upon the date of termination, shall become immediately vested upon termination pursuant to Sections 8.1 or 8.3 and upon the effectuation of a Change of Control.

     8.6  Limitations on Termination Payments.
          -----------------------------------

     Notwithstanding anything contained herein to the contrary, any payments payable hereunder to Employee that are in the nature of compensation in the event of Employer's termination of Employee under this Agreement ("Termination Payment") shall not exceed the maximum amount which may be paid to Employee without causing the Termination Payment or any other payments or benefits provided to Employee to become subject to the deduction limitation provided for in Section 280G(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or the excise tax provided for in Section 4999 of the Code, or any successor provisions of applicable law.

     Simultaneously with Employer's payment of the Termination Payment, Employer shall deliver to Employee a written statement specifying the total amount of the Termination Payment together with all supporting calculations. If Employee disagrees with Employer's calculation of said payment, Employee shall submit to Employer, no later than 30 days after receipt of Employee's calculations, a written notice advising Employer of the disagreement and setting forth his calculation of said payment. Employee's failure to submit such notice within such period shall be conclusively deemed to be an agreement by Employee as to the amount of the Termination Payment. If Employer agrees with Employee's calculations, it shall pay any shortfall which is owed to Employee within 20 days after receipt of such a notice from Employee. If Employer does not agree with Employee's calculations, it shall provide Employee with a written notice within 20 days after the receipt of Employee's calculations advising Employee that the disagreement is to be referred to an independent accounting firm for resolution. Such disagreement shall be referred to a locally or regionally recognized accounting firm by Employer within 10 days after issuance of Employer's notice of disagreement. The accounting firm shall review all information provided to it by the parties and submit a written report setting forth its calculation of the Termination Payment within 15 days after submission of the matter to it, and such decision shall be final and binding on all of the parties. The fees and expenses charged by said accounting firm shall be paid by Employer. If the amount of the Termination Payment actually paid by Employer was less than the amount calculated by the accounting firm, Employer shall pay the shortfall owed to Employee within five (5) days after the accounting firm submits its written report.


                                   ARTICLE 9

                                 MISCELLANEOUS
                                 -------------

     9.1  Entire Agreement; Amendment
          ---------------------------

     This Agreement contains the entire understanding and agreement between Employer and Employee and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties. This Agreement replaces and supersedes the Original Employment Agreement.

     9.2  Successors of Employer
          ----------------------

     This Agreement shall inure to the benefit of and be binding upon Employer, its successors and assigns, including any person, partnership or corporation which may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer. Employer agrees that it will not sell all or substantially all of its assets or merge or consolidate with any other entity or permit its business activities to be taken over by any other entity unless and until the succeeding or continuing entity shall expressly assume the rights and obligations of Employer set forth in this Agreement in form and substance satisfactory to Employee. In every respect, this Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and personal representatives and, being personal in nature, shall not be assignable by Employee.

     9.3  Effect of Waiver
          ----------------

     The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach. No waiver shall be effective unless in writing and signed by the party granting such waiver.

     9.4  Notices
          -------

     Any notice, request, demand or other communication in connection with this Agreement must be in writing and shall be deemed to have been given and received seven days after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall not be deemed to have been given until actually delivered to and received by the party to whom it is addressed.

          A. Notice to Employer shall be given at its principal mailing address, which at the time of execution of this Agreement is 3301 Electronics Way, West Palm Beach, Florida 33407, or at such other address as it may designate.

          B. Notice to Employee shall be given at his home address, which at the time of execution of this Agreement is 1130 Gator Trail, West Palm Beach, Florida 33409, or at such other address as he may designate.

     9.5  Counterparts
          ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.6  Indemnification
          ---------------

     Employer agrees to defend and shall indemnify and hold Employee harmless to the fullest extent permissible under Florida law from any and all liability, costs and expenses which may be assessed against Employee by reason of the performance of his responsibilities and duties under the terms of this Agreement or by his position or employment as President and/or Chief Executive Officer provided such liability does not result from the willful misconduct or gross negligence of Employee.

     9.7  Survival
          --------

     Each of the terms and provisions of this Agreement which are expressly or impliedly so intended shall survive the termination of this Agreement.

     9.8  Applicable Law
          --------------

     This Agreement shall be governed by and construed according to the internal laws of the State of Florida (without regard to its conflicts of laws provisions).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first stated above.

                              SOLITRON DEVICES, INC.



                              By:________________________________
                                 Name: Jacob Davis
                                 Title: Chairman of Compensation Committee


                              EMPLOYEE:



                              ___________________________________
                              Shevach Saraf